Exhibit 3.1

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

(Under Sections 242 and 245 of the

Delaware General Corporation Law)

Ollie’s Bargain Outlet Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

FIRST. The Corporation filed its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on August 27, 2012 under the name Bargain Holdings, Inc., and the Corporation amended and restated its Original Certificate of Incorporation on September 27, 2012 (the “Amended and Restated Certificate of Incorporation”); further amended the Amended and Restated Certificate of Incorporation on March 23, 2015; and further amended the Amended and Restated Certificate of Incorporation on June 17, 2015 (as amended to date, the “Previous Certificate of Incorporation”).

SECOND. The board of directors of the Corporation (the “Board of Directors”) adopted resolutions proposing to amend and restate the Previous Certificate of Incorporation in its entirety, and the requisite stockholders of the Corporation have duly approved the amendment and restatement.

THIRD. Pursuant to Sections 242 and 245 of the DGCL, this Second Amended and Restated Certificate of Incorporation (this “Certificate”) restates, integrates and further amends the Previous Certificate of Incorporation of the Corporation to read in its entirety as follows:

ARTICLE I

1.1 Name. The name of the Corporation is:

Ollie’s Bargain Outlet Holdings, Inc.

ARTICLE II

2.1 Address. The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

3.1 Purpose. The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL. Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the DGCL and other applicable law.

ARTICLE IV

4.1 Conversion Immediately Upon Filing of this Certificate.

(a) The Conversion. Immediately upon the filing this Certificate, all outstanding shares of Class B Non-Voting Common Stock of the Corporation, par value $0.001 (the “Class B Common Stock”), shall automatically convert on a one-to-one basis into shares of Class A Voting Common Stock of the Corporation, par value $0.001 (the “Class A Common Stock”), which, in turn will be recapitalized into a single class of shares of Common Stock of the Corporation, par value $0.001 (the “Common Stock”) (the “Conversion”). Following the Conversion, the certificates representing such shares of Class A Common Stock or Class B Common Stock shall be deemed to represent shares of Common Stock, without a need for such certificates to be surrendered to the Corporation and exchanged for certificates of Common Stock. The Conversion will therefore be effective whether or not the certificates representing such shares of Class A Common Stock or Class B Common Stock are surrendered to the Corporation or its transfer agent; provided, however, that if any holder of Common Stock requests to receive certificates evidencing shares of Common Stock issuable upon the Conversion, the Corporation shall not be obligated to issue such certificates evidencing such shares of Common Stock unless and until the certificates evidencing such shares of Class A Common Stock or Class B Common Stock are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(b) Board Approval. In connection with the filing of this Certificate, the Board of Directors has approved the determination of the number of shares of Common Stock to be received upon the Conversion as set forth herein for all purposes, including, without limitation, Rule 16(b)-3(d) promulgated under the Exchange Act. Prior to the Conversion, the Board of Directors shall take all actions necessary or desirable in the reasonable opinion of the majority in interest of the holders of shares of Class A Common Stock or Class B Common Stock Common Stock, including the adoption of appropriate resolutions of the Board of Directors, to exempt, to the extent feasible under applicable law, the determination of the number of shares of Common Stock to be received upon the Conversion from the provisions of Section 16(b) of the Securities Exchange Act.

4.2 Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 550,000,000 shares, of which (i) 500,000,000 shares shall be designated shares of Common Stock, and (ii) 50,000,000 shares shall be undesignated shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate. The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

4.3 Common Stock. The Common Stock shall have the following powers, designations, preferences, rights, qualifications, limitations and restrictions:

(a) Voting Rights. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall have one vote for each share of Common Stock held of record by such holder of record as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) that relates solely to the terms of one or more outstanding series or class(es) of Preferred Stock if the holders of such affected series or class(es) of Preferred Stock are entitled, either separately or together with the holders of one or more other such series or class(es), to vote thereon pursuant to applicable law or this Certificate (including any certificate of designations relating to any series or class of Preferred Stock).

(b) Dividends and Distributions. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(c) Liquidation, Winding Up Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(d) No holder of shares of Common Stock shall have cumulative voting rights.

(e) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Certificate.

4.4 Preferred Stock. The Board of Directors is hereby expressly authorized, to the fullest extent as may now or hereafter be permitted by the DGCL, by resolution or resolutions, at any time and from time to time, to provide for the issuance of a share or shares of Preferred Stock in one or more series or classes and to fix for each such series or class (i) the number of shares constituting such series or class and the designation of such series or class, (ii) the voting powers (if any), whether full or limited, of the shares of such series or class, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series or class, and (iv) the qualifications, limitations, and restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. Without limiting the generality of the foregoing, to the fullest extent as may now or hereafter be permitted by the DGCL, the authority of the Board of Directors with respect to the Preferred Stock and any series or class thereof shall include, but not be limited to, determination of the following:

(a) the number of shares constituting any series or class and the distinctive designation of that series or class;

(b) the dividend rate or rates on the shares of any series or class, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series or class;

(c) whether any series or class shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(d) whether any series or class shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board of Directors shall determine;

(e) whether the shares of any series or class shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) whether any series or class shall have a sinking fund for the redemption or purchase of shares of that series or class, and, if so, the terms and amount of such sinking fund;

(g) the rights of the shares of any series or class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series or class; and

(h) any other powers, preferences, rights, qualifications, limitations, and restrictions of any series or class.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series or class of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series or classes at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series or class of Preferred Stock, shares of Preferred Stock, regardless of series or class, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series or class of Preferred Stock, and the Corporation shall have the right to reissue such shares.

4.5 Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

5.1 Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock).

5.2 Number of Directors. The total number of directors constituting the entire Board of Directors shall be such number as may be fixed from time to time exclusively by resolution of at least a majority of the Board then in office.

5.3 Classification. Subject to the terms of any one or more series or classes of Preferred Stock, and upon the effectiveness of this Certificate (the “Effective Time”), the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

5.4 Removal of Directors. Subject to the terms of any one or more series or classes of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock then entitled to vote on the election of directors, voting together as a single class. For purposes of this Section 5.4, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

5.5 Term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. A director may resign at any time upon written notice to the Corporation.

5.6 Vacancies. Subject to the terms of any one or more series or classes of Preferred Stock, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified.

5.7 Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

5.8 Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

6.1 Elections of Directors. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

6.2 Advance Notice. Advance notice of nominations for the election of directors or proposals of other business to be considered by stockholders, made other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, shall be given in the manner provided in the Bylaws of the Corporation. Without limiting the generality of the foregoing, the Bylaws may require that such advance notice include such information as the Board of Directors may deem appropriate or useful.

6.3 No Stockholder Action by Consent. Subject to the terms of any one or more series or classes of Preferred Stock, from and after the time that CCMP Capital Investors II, L.P., a Delaware limited partnership, CCMP Capital Investors (Cayman) II, L.P., a Cayman Islands exempted limited partnership (collectively, the “Sponsor”), Mark Butler in his capacity as a stockholder (the “Butler Stockholder”), and their respective affiliates (including entities under the Butler Stockholder’s influence or control) collectively, beneficially own (as shall be determined in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) less than 50.1% of the then outstanding shares of the Common Stock, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. In the event that an action is permitted to be taken by written consent of stockholders in accordance with this Section 6.3 and a signed written consent(s) (and any related revocation(s)) is (are) delivered to the Corporation in the manner provided by applicable law, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. In the event the Corporation engages such inspectors, then for the purpose of permitting the inspectors to perform such review no action by written consent in lieu of a meeting of stockholders shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with applicable law have been obtained to take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and such action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take action were delivered to the Corporation. For purposes of this Section 6.3, Section 6.5, Section 7.2(c) and Article X below, “affiliates” shall mean, with respect to a given person, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; provided, further, that for the purposes of this definition (i) the Corporation, its subsidiaries and any entities (including corporations, partnerships, limited liability companies or other persons) in which the Corporation or its subsidiaries hold, directly or indirectly, an ownership interest shall not be deemed to be “affiliates” of one another; provided, further, that no “portfolio company” (as such term is customarily used among institutional investors) of the Sponsor or any entity controlled by any portfolio company of the Sponsor shall constitute a Sponsor affiliate. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

6.4 Postponement, Conduct and Adjournment of Meetings. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. The Board of Directors shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board of Directors to the Chairperson of such meeting in either such rules and regulations or pursuant to the Bylaws of the Corporation.

6.5 Special Meetings of Stockholders. Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the directors then in office, the Chairperson of the Board or the Chief Executive Officer of the Corporation, except as otherwise provided in the Corporation’s Bylaws. The ability of stockholders to call a special meeting of stockholders is specifically denied from and after the time that the Sponsor and the Butler Stockholder and their respective affiliates (including entities under the Butler Stockholder’s influence or control) collectively beneficially own (as shall be determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act) less than 50.1% of the then outstanding shares of the Common Stock

ARTICLE VII

7.1 Limited Liability of Directors. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any alteration, amendment, addition to or repeal of this Section 7.1, or adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Section 7.1, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

7.2 Amendment of Article VII. No alteration, amendment, addition to or repeal of this Article VII, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article VII or Article VI of the Bylaws, shall adversely affect any rights to indemnification and to the advancement of expenses of a director or officer (or, as authorized by the Board, of an employee or agent) of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE VIII

8.1 Delaware. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

9.1 Amendments to Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, add to or repeal any and all Bylaws of the Corporation by a majority of the directors then in office. Notwithstanding anything to the contrary contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares of Common Stock, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Corporation or to adopt any provision inconsistent therewith.

ARTICLE X

10.1 Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation, until the moment in time immediately following the time at which both of the following conditions exist (if ever): (i) Section 203 by its terms would, but for the provisions of this Article X, apply to the Corporation; and (ii) there occurs a transaction following the consummation of which the Sponsor and the affiliates of the Sponsor own (as defined in Section 203) collectively less than 5% of the voting power of the Corporation’s then outstanding shares of voting stock (as defined in Section 203) of the Corporation, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

10.2 Corporate Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and the Sponsor, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to the Sponsor, or any of its managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

10.3 Amendments to Article X. Notwithstanding anything to the contrary in this Certificate or the Bylaws of the Corporation, for as long as the Sponsor and the affiliates of the Sponsor collectively beneficially own shares of stock of the Corporation representing at least 10% of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, this Article X shall not be amended, altered or revised, including by merger or otherwise, without the Sponsor’s prior written consent.

ARTICLE XI

11.1 Forum. Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate (including as it may be amended from time to time), or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or the Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

12.1 Amendment. The Corporation reserves the right, at any time and from time to time, to alter, amend, add to or repeal any provision contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) in any manner now or hereafter prescribed by law, and all rights, preferences, privileges and powers of any nature conferred upon stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), and in addition to any other vote that may be required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares of Common Stock, entitled to vote thereon, voting together as a single class, shall be required to alter, amend, add to or repeal, or to adopt any provision inconsistent with, Sections 5.3, 5.4 and 5.6 of Article V, Sections 6.3 and 6.5 of Article VI, Article IX and Article XI, hereof, or this proviso of this Article XII.

ARTICLE XIII

13.1 Severability. If any provision (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate including, without limitation, each portion of any section of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf this [•] day of [•] 2015.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:
Name:
Title: